Exhibit-23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated June 4, 2025, with respect to the financial statements and supplemental information included in the Annual Report of McGrath RentCorp Employee Stock Ownership and 401(k) Plan on Form 11-K for the year ended December 31, 2024. We consent to the incorporation by reference of said report in the Registration Statement of McGrath Rent Corp and Subsidiaries on Form S-8 (File No. 333-183231).

/s/ GRANT THORNTON LLP

Philadelphia, Pennsylvania

June 4, 2025